Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Tobira Therapeutics, Inc. pertaining to the Tobira Therapeutics, Inc. 2013 Equity Compensation Plan, the Tobira Therapeutics, Inc, 2010 Stock Plan, and the Tobira Therapeutics, Inc. 2007 Stock Plan, of our report dated March 4, 2015, with respect to the financial statements of Tobira Therapeutics, Inc., included in its Form 8-K/A (No. 001-35953), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

June 3, 2015